UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2017, the Boards of Directors of Banc of California, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Banc of California, N.A. (the “Bank”), appointed John A. Bogler, age 51, as Executive Vice President and Chief Financial Officer of the Company and the Bank, respectively, effective September 5, 2017 (the “Effective Date”).

Mr. Bogler has nearly 30 years of experience in the financial services sector, including key leadership roles in banking, mortgage banking, commercial real estate asset management, private equity and life insurance. He is a founding member, and since 2016 has been a board member, Chief Operating Officer and Chief Financial Officer, of Sabal Investment Advisors, LLC, a newly formed registered investment advisor managing $190 million of capital through a closed end commercial real estate debt fund. He is also a founding member, and since 2015 has been a board member and Chief Financial Officer, of Sabal Capital Partners, LLC, a mortgage banking firm specializing in providing nationwide commercial real estate lending products. In addition, since 2014, he has been Vice President and Chief Financial Officer of Sabal Financial Group, L.P., an international diversified financial services firm specializing in real estate lending, investment in distressed commercial real estate and providing real estate advisory services. From 2012 until its sale to PacWest Bancorp in 2014, Mr. Bogler served as Executive Vice President and Chief Financial Officer of CapitalSource Inc., the holding company for CapitalSource Bank, after having served as Executive Vice President and Chief Financial Officer of CapitalSource Bank from 2008 to 2011. Mr. Bogler holds a B.S. in Accounting from Missouri State University. Mr. Bogler is a Certified Public Accountant and holds the Chartered Financial Analyst designation.

In connection with his appointment, Mr. Bogler and the Company and the Bank entered into an employment agreement dated as of August 30, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Bogler will receive an initial annual base salary of $450,000, which will increase to $475,000 on September 1, 2018 and $500,000 on September 1, 2019. In addition, Mr. Bogler will be eligible to receive an annual bonus with an annual target bonus opportunity of not less than 75% of the rate of annual base salary in effect (the “Target Bonus”), up to a maximum of 125% of the rate of annual base salary in effect (the “Maximum Bonus”). The actual annual bonus, which may be less than the Target Bonus but not more than the Maximum Bonus, will depend on the level of achievement of applicable goals. For fiscal year 2017, Mr. Bogler will receive an annual Target Bonus of 25% of his annual base salary in effect at that time, but not less than $112,500. Mr. Bogler also will receive a cash sign-on bonus of $50,000 provided he is continuously employed for the first 30 days following the Effective Date.

Pursuant to the Employment Agreement, Mr. Bogler will be granted 35,000 restricted stock units under the Company’s 2013 Omnibus Stock Incentive Plan, 17,500 of which will be subject solely to service-based vesting conditions and 17,500 of which will be subject to performance-based and service-based vesting conditions.

In the event of the termination of Mr. Bogler’s employment for any reason, he will be entitled to any accrued payments and benefits.

In addition, in the event that, during the term of the Employment Agreement, the Company and the Bank terminate Mr. Bogler’s employment without “cause” or Mr. Bogler resigns with “good reason,” as such terms are defined in the Employment Agreement, then, subject to certain conditions, Mr. Bogler will be entitled to severance pay in an amount equal to the sum of (A) 100% of his annual base salary then in effect and (B) 50% of his Target Bonus then in effect, provided that such Target Bonus is not designed to be exempt from Section 162(m) of the Internal Revenue Code based on the exemption for qualified performance-based compensation. If Mr. Bogler’s employment is terminated without cause, or if he resigns for good reason, within the two-year period following a “change of control,” as defined in the Employment Agreement, then (i) in lieu of the severance pay described in the immediately preceding sentence, Mr. Bogler will be entitled to severance pay equal to 150% of the sum of his annual base salary and Target Bonus, provided that such Target Bonus is not designed to be exempt from Section 162(m) of the Internal Revenue Code based on the exemption for qualified performance-based compensation, and (ii) Mr. Bogler’s outstanding equity-based awards will vest and become free of restrictions immediately, with any performance-based equity awards vesting at “target” performance levels, unless the applicable performance goals are determinable as of the date of termination and actual performance exceeds “target” performance levels, in which case the performance-based awards will vest based on the actual level of achievement determined as of the date of termination (provided that no performance-based awards will so vest and become payable if such performance-based awards are designed to be exempt from Section 162(m) of the Internal Revenue Code based on the exemption for qualified performance-based compensation).

In the event that any of Mr. Bogler’s payments or benefits under the Employment Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Internal Revenue Code (the “Excise Taxes”), such payments or benefits would be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits would be subject to the Excise Taxes, whichever is more favorable on an after tax basis to Mr. Bogler.

The Employment Agreement requires Mr. Bogler to devote his full business time, energy and skill to the business of the Company and the Bank and to the promotion of the best interests of the Company and the Bank, and generally permits him to devote reasonable time to supervision of his personal investments; activities involving professional, charitable, educational, religious and similar types of organizations; and similar activities. The Employment Agreement imposes restrictions on Mr. Bogler’s continued involvement with Sabal Financial Group, L.P. and Sabal Capital Partners, LLC and their respective parents, subsidiaries and other affiliates (each, a “Sabal entity”) while he is employed under the Employment Agreement by requiring him to terminate or resign from all employment, officer and board positions with the Sabal entities and prohibiting him from exercising any influence or control over the business or affairs of the Sabal entities other than with respect to such influence that may be exercised solely in his capacity as a member or limited partner of a Sabal entity in which he holds a personal investment as of the Effective Date. Further, the Employment Agreement requires Mr. Bogler to resign from his position as Chief Financial Officer of Sabal Investment Advisors, LLC and from his position as a member of its Management Committee. The Employment Agreement permits Mr. Bogler to continue to serve as a member of the Investment Committee of Sabal Investment Advisors, LLC while he is employed under the Employment Agreement, provided that Mr. Bogler is not involved in the daily operations of Sabal Investment Advisors, LLC and that Mr. Bogler’s role with Sabal Investment Advisors, LLC does not conflict or interfere with Mr. Bogler’s duties and obligations to the Company and the Bank or adversely affect his performance under the Employment Agreement. Consistent with the provisions described above, Mr. Bogler has resigned from all employment, officer and board positions with the Sabal entities and from his positions as Chief Financial Officer and a member of the Management Committee of Sabal Investment Advisors, LLC, in each case effective September 4, 2017, and is expected to continue to serve as a member of the Investment Committee of Sabal Investment Advisors, LLC to the extent permitted under the Employment Agreement.

Mr. Bogler is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.

Mr. Bogler has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. As noted above, Mr. Bogler is a founding member, and since 2015 has been a board member and Chief Financial Officer, of Sabal Capital Partners, LLC. Sabal Capital Partners, LLC is the sole owner of Sabal Opportunities Fund I, LLC, which in turn is the sole owner of Sabal TL1, LLC. Effective June 26, 2015, the Bank provided a $35.0 million committed revolving repurchase facility, which was increased to $40.0 million effective June 11, 2017, to Sabal TL1, LLC, with a maximum funding amount of $100.0 million in certain situations. This facility is described in greater detail in Note 21 of the notes to the consolidated financial statements contained in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the Securities and Exchange Commission on August 9, 2017 (on page 73 of such report, in the third paragraph under the subheading “Loans”), which description is incorporated herein by reference.

On August 27, 2017, Albert J. Wang, Executive Vice President and Chief Accounting Officer of the Company and the Bank, who has served as the Company’s principal accounting officer since September 2016 and the Company’s principal financial officer since June 12, 2017, informed the Company and the Bank that he will resign to pursue other opportunities. Mr. Wang will step down from the role of principal financial officer effective September 5, 2017 and from the role of principal accounting officer effective September 15, 2017. Lawrence Gee, age 62, who has served as the Bank’s Senior Vice President, Head of Accounting Policy since March 29, 2017, has been appointed to replace Mr. Wang as the Company’s principal accounting officer on an interim basis, effective upon Mr. Wang’s resignation from that role. Mr. Gee has more than 30 years of experience in accounting-related positions in the financial services industry. Prior to joining the Bank, Mr. Gee served as Senior Vice President – Financial Assets Controller, of Bank of the West from 2014 to 2017 and Senior Vice President-Controller and Accounting Policy, of OneWest Bank from 2010 to 2014. Mr. Gee holds a B.A. in Biological Sciences from the University of California at Berkeley and a Master’s in Business Administration from California State University – Hayward. Mr. Gee is a certified public accountant.

Mr. Gee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

A copy of a press release relating to the events described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Banc of California, Inc. Press Release dated August 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

August 31, 2017	/s/ John C. Grosvenor
John C. Grosvenor
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Banc of California, Inc. Press Release dated August 31, 2017.

7